SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D. C. 20549

                               FORM 8-K


                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   December 24, 1996

                      SUNSTATES CORPORATION
        (Exact name of registrant as specified in its charter)


           Delaware            1-5300              22-1664434
(State or other jurisdiction   (Commission      (I.R.S. Employer
 of incorporation)             File Number)     Identification No.)

  4600 Marriott Drive, Suite 200, Raleigh, North Carolina  27612
  (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code 919-781-5611



  (Former name or former address, if changed since last report.)

 Item 3.  Bankruptcy or Receivership

Effective Monday, December 2, 1996, Sunstatates' insurance subsidiaries, Coronet Insurance Company, National Assurance Indemnity Company, Crown Casualty Company (collectively referred to as Coronet), as well as Casualty Insurance Company of Florida, each voluntarily suspended issuing all new or renewal policies. Coronet informed the Illinois Department of Insurance that its continuing underwriting losses coupled with declines in the value of its investment portfolio had reduced its statutory surplus to less than the minimum amounts required under insurance regulations. On December 3, 1996, the Illinois Department of Insurance issued a Cease and Desist Order prohibiting Coronet from issuing new or renewal policies in any of the 28 states in which it is authorized to conduct business.

On December 10, 1996, Coronet consented to an Order of Conservation appointing the Director of Insurance of the State of Illinois as Conservator of Coronet. The Order of Conservation authorized the Conservator to take possession and control of the property, books, records and assets of Coronet and to supervise their business and affairs in an effort to conserve their assets. The Order contained a temporary moratorium upon the payment of all claims and loss related expenses subject to certain hardship provisions as well as other contractual obligations of Coronet, until further order of the court, as well as an injunction prohibiting suits against Coronet outside of the conservation proceedings. Under the terms of the Order, Coronet was allowed to continue its efforts to secure approximately $20 million of new capital to allow Coronet to resume writing new or renewal policies. However, if Coronet was unsuccessful in obtaining such capital prior to December 23, 1996, the Director of Insurance was authorized to initiate the liquidation of Coronet.

Coronet was unable to secure the new capital and on December 24, 1996, the court issued an Agreed Order of Liquidation With A Finding of Insolvency whereby the Director of Insurance of the State of Illinois was appointed as Liquidator of Coronet. The Liquidator was authorized and directed to take immediate possession and control of the property, books, records, accounts, business affairs and all other assets of Coronet and to marshall and liquidate the assets, business and affairs of Coronet pursuant to the provisions of
Article XIII of the Illinois Insurance Code.

At September 30, 1996, Coronet's statutory statements reflected total assets of $51,136,341 and total liabilities of $59,182,743.

Similarly, on January 3, 1997, an Agreed Order of Liquidation With A Finding Of Insolvency was entered by the Court with respect to National Assurance Indemnity Company, a wholly-owned insurance susidiary of Coronet. The terms of such order were substantially identical to the terms of the Coronet order.

 Item 7. Financial Statements and Exhibits

(c) Exhibits

     2.  Agreed Order of Liquidation With A Finding of Insolvency


                               SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         SUNSTATES CORPORATION



                                         /s/ Glenn J. Kennedy
Date: January 8, 1997                    Glenn J. Kennedy
                                         Chief Financial Officer

                 SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.

                              EXHIBITS

                              FORM 8-K
                           CURRENT REPORT



Date of Report                               Commission File Number
December 24, 1996                                  1-5300


                        SUNSTATES CORPORATION

                            EXHIBIT INDEX


Exhibit No.         Exhibit Description

2                   Agreed Order of Liquidation With A Finding Of Insolvency